EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Class A Common Stock of Alta Mesa Resources, Inc. dated as of June 12, 2018 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: June 12, 2018

HIGH MESA HOLDINGS, LP,

By:	High Mesa Holdings GP, LLC its sole General Partner

By:	/s/ Jeff Janik
Jeff Janik
Chief Executive Officer

HIGH MESA HOLDINGS GP, LLC

By:	/s/ Jeff Janik
Jeff Janik
Chief Executive Officer

HIGH MESA, INC.

By:	/s/ Jeff Janik
Jeff Janik
Chief Executive Officer

AM MME HOLDINGS, LP

By:	AM MME GP, LLC, its sole General Partner

By:	/s/ Harlan H. Chappelle
Harlan H. Chappelle
President

GALVESTON BAY RESOURCES HOLDINGS, LP

By:	Galveston Bay Resources Holdings GP, LLC, its sole General Partner

By:	/s/ Harlan H. Chappelle
Harlan H. Chappelle
President

PETRO ACQUISITIONS HOLDINGS, LP

By:	Petro Acquisitions Holdings GP, LLC, its sole General Partner

By:	/s/ Harlan H. Chappelle
Harlan H. Chappelle
President

PETRO OPERATING COMPANY HOLDINGS, INC.

By:	/s/ Harlan H. Chappelle
Harlan H. Chappelle
President

/s/ MICHAEL E. ELLIS
MICHAEL E. ELLIS

/s/ HARLAN H. CHAPPELLE
HARLAN H. CHAPPELLE

/s/ HOMER “GENE” COLE
HOMER “GENE” COLE

/s/ MICHAEL A. MCCABE
MICHAEL A. MCCABE

/s/ DALE HAYES
DALE HAYES

AM EQUITY HOLDINGS, LP

By:	AM MME HOLDINGS, LP, its sole General Partner

By:	AM MME GP, LLC, its sole General Partner

By:	/s/ Harlan H. Chappelle
Harlan H. Chappelle
President

MME MISSION HOPE, LLC

By:	/s/ Harlan H. Chappelle
Harlan H. Chappelle
Manager